  As filed with the Securities and Exchange Commission on October 1, 1998
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                       NEW PLAN EXCEL REALTY TRUST, INC.
            (Exact name of registrant as specified in its charter)

                Maryland                              33-0160389
        (State of incorporation)         (I.R.S. Employer Identification No.)


      1120 Avenue of the Americas
           New York, New York                            10036
(Address of principal executive offices)               (Zip Code)

                              --------------------

          1993 Stock Option Plan of New Plan Excel Realty Trust, Inc.
                            (Full title of the plan)

                              --------------------

                                 Arnold Laubich
                            Chief Executive Officer
                       New Plan Excel Realty Trust, Inc.
                          1120 Avenue of the Americas
                           New York, New York  10036
                    (Name and address of agent for service)

                             ---------------------

                                 (212) 869-3000
         (Telephone number, including area code, of agent for service)

                                                Calculation of Registration Fee
============================================================================================================================
Title of Securities                 Amount to be           Proposed Maximum         Proposed Maximum            Amount of
to be Registered                   Registered (1)           Offering Price             Aggregate               Registration
                                                            Per Share (2)          Offering Price (2)           Fee (2)(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01      4,000,000 Shares              $22.11                 $88,440,000              $23,640.91
 per share
============================================================================================================================

(1) Includes 420,843 shares of Common Stock previously registered on Form S-8 File No. 333-13481 and carried forward hereto. Also includes stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for the purpose of registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Shares, as reported on the New York Stock Exchange Composite Transaction on September 25, 1998.

(3) Excludes registration fee of $2,448.89, which was previously paid with respect to 420,843 shares of Common Stock carried forward from Registration Statement No. 333-13481.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The following documents filed by New Plan Excel Realty Trust, Inc. ("Excel" or "Registrant") or New Plan Realty Trust ("New Plan") with the Securities and Exchange Commission ("Commission"), are specifically incorporated herein by reference:

     (i) Joint Proxy Statement/Prospectus dated August 12, 1998, contained in Registration Statement on Form S-4, filed by Excel with the Commission on August 11, 1998 (file number 333-61131);

     (ii) Annual Report of Excel on Form 10-K for the year ended December 31, 1997;

     (iii) Annual Report of New Plan on Form 10-K for the year ended July 31, 1997;

     (iv) Quarterly Report of Excel on Form 10-Q for the three-month period ended March 31, 1998 and June 30, 1998;

     (v)     Quarterly Report of New Plan on Form 10-Q for the three-month
             period ended October 31, 1997, January   31, 1998 and April 30,
             1998;

     (vi) Current Reports of Excel on Form 8-K filed January 14, 1998, April 2, 1998, May 22, 1998, May 28, 1998 and July 14, 1998;

     (vii) Current Reports of New Plan on Form 8-K filed July 31, 1997, September 19, 1997, January 23, 1998, April 24, 1998, May 19, 1998,
             May 22, 1998 and August 13, 1998;

     (viii) the description of common stock of Excel contained in Registration Statement on Form 8-A, filed by Excel with the Commission on July 30, 1993 (file number 112244); and

     (ix) the description of stock purchase rights contained in Registration Statement on Form 8-A, filed by Excel with the Commission on May 22, 1998 (file number 112244).

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Registrant pursuant to Section 13(a), 13(c),14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement except as indicated herein.

Item 6.  Indemnification of Directors and Officers

     The Registrant's charter and bylaws require the Registrant to indemnify its directors, officers and certain other persons to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other persons against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.   Exhibits

     Exhibit
     Number                         Description
     ------                         -----------

     4.1 1993 Stock Option Plan of New Plan Excel Realty Trust, Inc., as amended.

     4.2 Articles of Amendment and Restatement, incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Commission on May 25, 1995, file number 33-59195.

     4.3 Articles Supplementary (Series A Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on February 7, 1997.

     4.4 Articles Supplementary (Series B Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1998.

     4.5 Stockholder Rights Agreement, dated as of May 15, 1998 between Excel Realty Trust, Inc. and BankBoston, N.A., which includes the form of Articles Supplementary of the Series C Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on May 22, 1998, file number 112234.

     4.6 Articles of Amendment, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.

     4.7 Articles Supplementary (Series D Preferred Stock), incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.

     4.8 Amended and Restated Bylaws, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.

     5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the Shares to be registered.

     23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in
               Exhibit 5.1).

     23.2      Consent of PricewaterhouseCoopers LLP.

Item 9.  Undertakings.

(i)     The undersigned Registrant hereby undertakes:

        (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement; and

        (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

        provided, however, that paragraphs (1) and (2) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

        (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(ii) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of September, 1998.

                                        NEW PLAN EXCEL REALTY TRUST, INC.


                                        By: /s/ Arnold Laubich
                                            -------------------------------
                                            Arnold Laubich
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                       Title                         Date
---------                       -----                         ----


/s/ William Newman              Chairman of the Board         September 28, 1998
----------------------------
       William Newman


/s/ Arnold Laubich              Chief Executive Officer       September 28, 1998
----------------------------    and Director (Principal
       Arnold Laubich           Executive Officer)


/s/ Gary B. Sabin               President and Director        September 28, 1998
----------------------------
       Gary B. Sabin


/s/ James M. Steuterman         Executive Vice President,     September 28, 1998
----------------------------    Co-Chief Operating Officer
    James M. Steuterman         and Director


/s/ Richard B. Muir             Executive Vice President,     September 28, 1998
----------------------------    Co-Chief Operating Officer
      Richard B. Muir           and Director


/s/ David A. Lund               Chief Financial Officer       September 28, 1998
----------------------------    (Principal Financial and
       David A. Lund            Accounting Officer)


/s/ Dean Bernstein              Senior Vice President -       September 28, 1998
----------------------------    Finance and Multifamily
       Dean Bernstein           and Director



Signature                       Title                         Date
---------                       -----                         ----


/s/ Raymond A. Bottorf          Director                      September 28, 1998
----------------------------
     Raymond A. Bottorf


/s/ Norman Gold                 Director                      September 28, 1998
----------------------------
        Norman Gold


/s/ Melvin Newman               Director                      September 28, 1998
----------------------------
       Melvin Newman


                                Director                      September __, 1998
----------------------------
        John Wetzler


/s/ Gregory White               Director                      September 28, 1998
----------------------------
       Gregory White


/s/ Boyd A. Lindquist           Director                      September 28, 1998
----------------------------
     Boyd A. Lindquist


                                Director                      September __, 1998
----------------------------
   Robert E. Parsons, Jr.


/s/ Bruce A. Staller            Director                      September 28, 1998
----------------------------
      Bruce A. Staller


/s/ John H. Wilmot              Director                      September 28, 1998
----------------------------
       John H. Wilmot


                               INDEX TO EXHIBITS


Exhibit
Number    Description                                                       Page
-------   -----------                                                       ----

  4.1     1993 Stock Option Plan of New Plan Excel Realty Trust, Inc.,
          as amended .....................................................   8

  4.2 Articles of Amendment and Restatement, incorporated by reference to Amendment No. 1 to the Registrant's Registration
          Statement on Form S-3 filed with the Commission on May 25,
          1995, file number 33-59195.

  4.3 Articles Supplementary (Series A Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on February 7, 1997.

  4.4 Articles Supplementary (Series B Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1998.

  4.5     Stockholder Rights Agreement, dated as of May 15, 1998 between
          Excel Realty Trust, Inc. and BankBoston, N.A., which includes the form of Articles Supplementary of the Series C Preferred
          Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to the Registrant's
          Registration Statement on Form 8-A filed with the Commission on May 22, 1998, file number 112234.

  4.6 Articles of Amendment, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.

  4.7 Articles Supplementary (Series D Preferred Stock), incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.

  4.8 Amended and Restated Bylaws, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the
          Commission on October 1, 1998.

  5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
          legality of the Shares to be registered ........................   22

 23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in
          Exhibit 5.1).

 23.2     Consent of PricewaterhouseCoopers LLP ..........................   26
